EXHIBIT 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements listed below of Saks Incorporated and Subsidiaries of our report dated March 30, 2004 relating to the financial statements, which appears in the 2003 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

Registration Statements on Form S-3

Registration Numbers

333-55805

333-61881

333-64175

333-66755

333-71933

Registration Statements on Form S-4

Registration Numbers

  333-09043

  333-41563

  333-60123

  333-75120

333-113239

Registration Statements on Form S-8

Registration Numbers

  33-88390

333-00695

333-25213

333-47535

333-51244

333-66759

333-83161

333-83159

333-91416

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP Birmingham, Alabama April 12, 2004

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-91416) of Saks Incorporated and Subsidiaries of our report dated April 7, 2004 relating to the financial statements of Saks Incorporated Employee Stock Purchase Plan, which appears in Exhibit 99.2 in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP Birmingham, Alabama April 12, 2004